As filed with the Securities and Exchange Commission on January 22, 2025

No. 333-253523

333-207157

333-197659

333-162290

033-94502

033-58188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to:

Form S-8 Registration Statement No. 333-253523

Form S-8 Registration Statement No. 333-207157

Form S-8 Registration Statement No. 333-197659

Form S-8 Registration Statement No. 033-94502

Form S-8 Registration Statement No. 033-58188

Post-Effective Amendment No. 2 to:

Form S-8 Registration Statement No. 333-162290

UNDER THE SECURITIES ACT OF 1933

Vertex Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3439569
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Gemini Street, Suite 250,

Houston, Texas 77058

(866) 660-8156

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vertex Energy, Inc. 2019 Equity Incentive Plan;

Vertex Energy, Inc. 2020 Equity Incentive Plan;

Vertex Energy, Inc. Amended and Restated 2013 Stock Incentive Plan;

Vertex Energy, Inc. 2009 Stock Incentive Plan;

Vertex Energy, Inc. 2008 Stock Incentive Plan

(Full title of the plans)

James P. Gregory

Secretary and General Counsel

1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, Address and Telephone number, including area code, of Agent for Service)

With a copy to:

Matthew Pacey

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 DEREGISTRATION OF SECURITIES

Vertex Energy, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), is filing this post-effective amendment (this “Post-Effective Amendment”) to the following Registration Statement on Form S-8 (the “Registration Statement”), which had been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister the offer of any and all of the Company’s common stock, par value $0.001 per share (the “Common Stock”), registered but unsold or otherwise unissued under the Registration Statement as of the date hereof (note that the number of shares listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•	Registration Statement on Form S-8 (No. 333-253523), filed on February 25, 2021, registering (i) 4,000,000 shares of Common Stock issuable under the Vertex Energy, Inc. 2019 Equity Incentive Plan and (ii) 1,500,000 shares of Common Stock issuable under the Vertex Energy, Inc. 2020 Equity Incentive Plan;
•	Registration Statement on Form S-8 (No. 333-207157), filed on September 28, 2015, registering 2,000,000 shares of Common Stock issuable under the Vertex Energy, Inc. Amended and Restated 2013 Stock Incentive Plan;
•	Registration Statement on Form S-8 (No. 333-197659), filed on July 28, 2014, registering 1,575,000 shares of Common Stock issuable under the Vertex Energy, Inc. 2013 Stock Incentive Plan;
•	Registration Statement on Form S-8 (No. 333-162290), originally filed on October 9, 2009 and amended on September 26, 2012, registering an aggregate of 2,575,000 shares of Common Stock issuable under the Vertex Energy, Inc. 2009 Stock Incentive Plan and under the Vertex Energy, Inc. 2008 Stock Incentive Plan, and certain other stock options, pursuant to the terms therein;
•	Registration Statement on Form S-8 (No. 033-94502), filed with the SEC on July 12, 1995; and
•	Registration Statement on Form S-8 (No. 033-58188), filed with the SEC on February 11, 1993.

The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, on January 22, 2025.

VERTEX ENERGY, INC.

By:	/s/ James P. Gregory
Name:	James P. Gregory
Title:	Secretary and General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Act.